Exhibit 5.1

SIDLEY AUSTIN LLP ONE SOUTH DEARBORN STREET CHICAGO, IL 60603 +1 312 853 7000 +1 312 853 7036 AMERICA • ASIA PACIFIC • EUROPE

September 29, 2021

Surgalign Holdings, Inc.

520 Lake Cook Road, Suite 315

Deerfield, Illinois 60015

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (the “Registration Statement”) being filed by Surgalign Holdings, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of:

(i)    shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”);

(ii)    shares of preferred stock, par value $0.001 per share, of the Company (the “Preferred Stock”);

(iii)    debt securities of the Company, which may be senior, senior subordinated or subordinated debt securities and issued in one or more series (the “Debt Securities”);

(iv)    depositary shares, which represent fractional shares of Preferred Stock (the “Depositary Shares”);

(v)    warrants to purchase shares of Common Stock, Preferred Stock, Debt Securities or Depositary Shares (the “Warrants”);

(vi)    units, which may consist of Common Stock, Preferred Stock, Debt Securities, Depositary Shares and Warrants, wherein the holder of the unit is also the holder of each security included in the unit (the “Units”);

(vii)    purchase contracts, entitling or obligating the holders thereof to purchase from or sell to the Company and the Company to sell to or purchase from the holders thereof, a specific or varying principal amount or number of Debt Securities, shares of Common Stock or Preferred Stock, Depositary Shares, Warrants or any combination of the above, at a future date or dates (the “Purchase Contracts”); and

(viii)    subscription rights to purchase Debt Securities, Preferred Stock, Common Stock or other securities of the Company (the “Subscription Rights” and, together with the Common Stock, Preferred Stock, Debt Securities, Depositary Shares, Warrants, Units, and Purchase Contracts, the “Securities”).

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships.

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The Securities may be issued in an aggregate amount not to exceed an initial offering price of $300,000,000, in each case as described in the prospectus which forms a part of the Registration Statement, as amended or supplemented from time to time.

Unless otherwise specified in the applicable prospectus supplement:

(i)    the Preferred Stock will be issued in one or more series and the relative powers, designations, preferences, privileges, rights and qualifications, limitations or restrictions of such Preferred Stock will be set forth in one or more certificates of designation (each, a “Certificate of Designation”);

(ii)    the Debt Securities will be issued under one or more indentures (each, an “Indenture”) to be entered into between the Company and one or more trustees (each, a “Trustee”);

(iii)    the Depositary Shares representing fractional shares of Preferred Stock of any series will be evidenced by depositary receipts (the “Depositary Receipts”) issued pursuant to one or more deposit agreements (each, a “Deposit Agreement”) to be entered into between the Company and one or more depositary agents (the “Depositary Agent”);

(iv)    the Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”) to be entered into between the Company and a warrant agent (the “Warrant Agent”);

(v)    the Units will be issued pursuant to one or more unit agreements (each, a “Unit Agreement”) to be entered into between the Company and a unit agent party thereto (the “Unit Agent”);

(vi)     the Purchase Contracts will be issued under one or more purchase contract agreements (each, a “Purchase Contract Agreement”) to be entered into between the Company and a purchase contract agent (the “Purchase Contract Agent”); and

(vii)    the Subscription Rights will be issued under one or more subscription rights agreements (each, a “Subscription Rights Agreement”) to be entered into between the Company and a subscription rights agent (the “Subscription Rights Agent”).

Each Indenture (to the extent not already filed as an exhibit to the Registration Statement), Certificate of Designation, Deposit Agreement, Warrant Agreement, Unit Agreement, Purchase Contract Agreement, and Subscription Rights Agreement, as applicable, will be in a form to be filed as an exhibit to a post-effective amendment to the Registration Statement or a document filed under the Securities Exchange Act of 1934, as amended, and incorporated as an exhibit to the Registration Statement by reference. We refer to any Indenture, any series of Debt Securities, any supplemental indenture or officers’ certificate establishing the form or terms of the Debt Securities of any series, any Deposit Agreement, any Depositary Receipts, any Warrant Agreement, any issue of Warrants, any Unit Agreement, any issuance of Units, any Purchase

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Contract Agreement, any Purchase Contracts, any Subscription Rights Agreement and any Subscription Rights collectively as the “Opinion Documents.”

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement, the exhibits thereto, the Amended and Restated Certificate of Incorporation of the Company, as amended by the Second Certificate of Amendment (the “Charter”) and currently in effect, the Amended and Restated Bylaws of the Company (the “Bylaws”) currently in effect, and the resolutions (the “Resolutions”) adopted by the board of directors of the Company (the “Board”) on September 14, 2021 relating to the Registration Statement. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and others, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.     With respect to an offering of shares of Common Stock covered by the Registration Statement, such shares of Common Stock will be validly issued, fully paid and non-assessable when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the sale of such shares of Common Stock shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter, the Bylaws and the Resolutions authorizing the issuance and sale of such shares of Common Stock; and (iv) certificates representing such shares of Common Stock shall have been duly executed, countersigned and registered and duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof upon payment of the agreed consideration therefor in an amount not less than the aggregate par value thereof or, if any such shares of Common Stock are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such shares of Common Stock in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the agreed consideration therefor in an amount not less than the aggregate par value thereof.

2.    The issuance and sale of each series of Preferred Stock covered by the Registration Statement will be duly authorized, and each share of such series of Preferred Stock

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will be validly issued, fully paid and non-assessable, when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the sale of such series of Preferred Stock shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter, the Bylaws and the Resolutions establishing the designations, preferences, rights, qualifications, limitations or restrictions of such series of Preferred Stock and authorizing the issuance and sale of such series of Preferred Stock; (iv) the Company shall have filed with the Secretary of State of the State of Delaware a Certificate of Designation with respect to such series of Preferred Stock in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) and in conformity with the Charter and such final resolutions; and (v) certificates representing such series of Preferred Stock shall have been duly executed, countersigned and registered and duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor in an amount not less than the aggregate par value thereof or, if any shares of such series of Preferred Stock are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such shares in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the agreed consideration therefor in an amount not less than the aggregate par value thereof.

3.    The Debt Securities of each series covered by the Registration Statement will constitute valid and binding obligations of the Company when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act and the Indenture under which such series of Debt Securities is being issued (including any necessary supplemental indenture) shall have been qualified under the Trust Indenture Act of 1939, as amended; (ii) a prospectus supplement with respect to such series of Debt Securities shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) an Indenture, substantially in the form filed as an exhibit to the Registration Statement, shall have been duly authorized, executed and delivered by the Company and the Trustee; (iv) all necessary corporate action shall have been taken by the Company to authorize the form, terms, execution, delivery, performance, issuance and sale of such series of Debt Securities as contemplated by the Registration Statement, the prospectus supplement relating to such series of Debt Securities and such Indenture and to authorize the execution, delivery and performance of a supplemental indenture or officers’ certificate establishing the form and terms of such series of Debt Securities as contemplated by the Indenture; (v) a supplemental indenture or officers’ certificate establishing the form and terms of such series of Debt Securities shall have been duly executed and delivered by the Company and the Trustee (in the case of such a supplemental indenture) or by duly authorized officers of the Company (in the case of such an officers’ certificate), in each case in accordance with the provisions of the Charter, Bylaws, final resolutions of the Board or a duly authorized committee thereof and the Indenture; and (vi) the certificates evidencing the Debt Securities of such series shall have been duly executed and delivered by the Company, authenticated by the Trustee and

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issued, all in accordance with the Charter, the Bylaws, the Resolutions, final resolutions of the Board or a duly authorized committee thereof, the Indenture and the supplemental indenture or officers’ certificate, as the case may be, establishing the form and terms of the Debt Securities of such series, and shall have been duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor.

4.    With respect to an offering of Depositary Shares covered by the Registration Statement, the Depositary Receipts evidencing such Depositary Shares will entitle the holders thereof to the rights specified in such Depositary Receipts and the related Deposit Agreement when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments) shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such Depositary Shares and the requisite number of shares of the series of Preferred Stock underlying such Depositary Shares (the “Underlying Preferred Shares”) shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Deposit Agreement relating to such Depositary Receipts and Depositary Shares shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the Depositary Agent named in the Deposit Agreement; (iv) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter, the Bylaws and the Resolutions authorizing the execution and delivery of the Deposit Agreement and the issuance and sale of such Depositary Shares and Depositary Receipts at a purchase price in an amount not less than the aggregate par value of the Underlying Preferred Shares; (v) the actions described in paragraph 2 above shall have been taken; (vi) certificates representing the requisite number of Underlying Preferred Shares shall have been delivered to and deposited with the Depositary in accordance with the terms of the Deposit Agreement; and (vii) the Depositary Receipts evidencing such Depositary Shares shall have been duly authorized, executed and delivered by such Depositary in accordance with the Deposit Agreement and duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor.

5.    Each issue of Warrants covered by the Registration Statement will constitute valid and binding obligations of the Company when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such issue of Warrants and the Common Stock, Preferred Stock, Debt Securities or Depositary Shares issuable upon exercise of such Warrants shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) a Warrant Agreement relating to such issue of Warrants shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the Warrant Agent named in the Warrant Agreement; (iv) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter, the Bylaws and the Resolutions authorizing the execution and delivery of the Warrant Agreement and the issuance and sale of such issue of Warrants; (v) if such Warrants are

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exercisable for shares of Common Stock, the actions described in paragraph 1 above shall have been taken; (vi) if such Warrants are exercisable for shares of Preferred Stock, the actions described in paragraph 2 above shall have been taken; (vii) if such Warrants are exercisable for Debt Securities, the actions described in paragraph 3 above shall have been taken; (viii) if such Warrants are exercisable for Depositary Shares, the actions described in paragraph 4 above shall have been taken; and (ix) certificates representing such issue of Warrants shall have been duly executed, countersigned and issued in accordance with such Warrant Agreement and shall have been duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor.

6.    The Units covered by the Registration Statement will constitute valid and binding obligations of the Company when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such Units, which may consist of Common Stock, Preferred Stock, Debt Securities, Depositary Shares and Warrants in any combination, shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) a Unit Agreement relating to such Units shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the Unit Agent named in the Unit Agreement; (iv) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter, the Bylaws and the Resolutions authorizing the execution, delivery, issuance and sale of such Units; (v) if such Units relate to the issuance and sale of shares of Common Stock, the actions described in paragraph 1 above shall have been taken; (vi) if such Units relate to the issuance and sale of shares of Preferred Stock, the actions described in paragraph 2 above shall have been taken; (vii) if such Units relate to the issuance and sale of Debt Securities, the actions described in paragraph 3 above shall have been taken; (viii) if such Units relate to the issuance of Depositary Shares, the actions described in paragraph 4 above shall have been taken; (ix) if such Units relate to the issuance of Warrants, the actions described in paragraph 5 above shall have been taken; and (x) certificates representing such Units shall have been duly executed, countersigned and registered in accordance with the Unit Agreement and shall have been duly delivered to the purchasers thereof in accordance with the applicable definitive purchase, underwriting or similar agreement against payment of the agreed consideration therefor.

7.    The Purchase Contracts covered by the Registration Statement will constitute valid and binding obligations of the Company when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such Purchase Contracts which may consist of Debt Securities, shares of Common Stock or Preferred Stock, Depositary Shares, Warrants or any combination thereof, shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) a Purchase Contract Agreement relating to such Purchase Contracts shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the Purchase Contract Agent named in the Purchase Contract Agreement; (iv) the Board or a duly authorized committee

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thereof shall have duly adopted final resolutions in conformity with the Charter, the Bylaws and the Resolutions authorizing the execution, delivery, issuance and sale of such Purchase Contracts; (v) if such Purchase Contracts relate to the issuance and sale of shares of Common Stock, the actions described in paragraph 1 above shall have been taken; (vi) if such Purchase Contracts relate to the issuance and sale of shares of Preferred Stock, the actions described in paragraph 2 above shall have been taken; (vii) if such Purchase Contracts relate to the issuance and sale of Debt Securities, the actions described in paragraph 3 above shall have been taken; (viii) if such Purchase Contracts relate to the issuance of Depositary Shares, the actions described in paragraph 4 above shall have been taken; (ix) if such Purchase Contracts relate to the issuance of Warrants, the actions described in paragraph 5 above shall have been taken; and (x) certificates representing such Purchase Contracts shall have been duly executed, countersigned and registered in accordance with the Purchase Contracts Agreement and shall have been duly delivered to the purchasers thereof in accordance with the applicable definitive purchase, underwriting or similar agreement against payment of the agreed consideration therefor.

8.    The issue of Subscription Rights covered by the Registration Statement will constitute valid and binding obligations of the Company when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such Subscription Rights which may consist of Common Stock, Preferred Stock, Debt Securities, Depositary Shares, Warrants, Units or Purchase Contracts, shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) a Subscription Rights Agreement relating to such Subscription Rights shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the Subscription Rights Agent named in the Subscription Rights Agreement; (iv) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter, the Bylaws and the Resolutions authorizing the execution, delivery, issuance and sale of such Subscription Rights; (v) if such Subscription Rights relate to the issuance and sale of shares of Common Stock, the actions described in paragraph 1 above shall have been taken; (vi) if such Subscription Rights relate to the issuance and sale of shares of Preferred Stock, the actions described in paragraph 2 above shall have been taken; (vii) if such Subscription Rights relate to the issuance and sale of Debt Securities, the actions described in paragraph 3 above shall have been taken; (viii) if such Subscription Rights relate to the issuance of Depositary Shares, the actions described in paragraph 4 above shall have been taken; (ix) if such Subscription Rights relate to the issuance of Warrants, the actions described in paragraph 5 above shall have been taken; (x) if such Subscription Rights relate to the issuance of Units, the actions described in paragraph 6 above shall have been taken; (xi) if such Subscription Rights relate to the issuance of Purchase Contracts, the actions described in paragraph 7 above shall have been taken; and (xii) certificates representing such Subscription Rights shall have been duly executed, countersigned and registered and shall have been duly delivered to the purchasers thereof in accordance with the applicable definitive purchase, underwriting or similar agreement against payment of the agreed consideration therefor.

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Our opinions are subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief. Our opinions are also subject to (i) provisions of law which may require that a judgment for money damages rendered by a court in the United States of America be expressed only in United States dollars, (ii) requirements that a claim with respect to any Debt Securities or other obligations that are denominated or payable other than in United States dollars (or a judgment denominated or payable other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (iii) governmental authority to limit, delay or prohibit the making of payments outside of the United States of America or in a foreign currency.

For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of any of the Securities:

(i)    the applicable Securities being offered will be issued and sold as contemplated in the Registration Statement and the prospectus supplement relating thereto;

(ii)    the execution, delivery and performance by the Company of the applicable Opinion Documents and all actions necessary for the issuance, sale and delivery of the applicable Securities will not (A) contravene or violate the Charter, Bylaws, the Resolutions or any other applicable final resolutions adopted by the Board or any duly authorized committee thereof, (B) violate any law, rule or regulation applicable to the Company, (C) result in a default under or breach of any agreement or instrument binding upon the Company or any order, judgment or decree of any court or governmental authority applicable to the Company, or (D) require any authorization, approval or other action by, or notice to or filing with, any court or governmental authority (other than such authorizations, approvals, actions, notices or filings which shall have been obtained or made, as the case may be, and which shall be in full force and effect);

(iii)    the authorization thereof by the Company, as the case may be, will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof;

(iv)    the Charter and the Bylaws, each as currently in effect, will not have been modified or amended and will be in full force and effect; and

(v)    in the case of the issue of Depositary Shares, Warrants, Units, Purchase Contracts or Subscription Rights, the terms and conditions of such Security, the underlying Security, if any, and any related Deposit Agreement, Warrant Agreement, Unit Agreement, Purchase Contract Agreement and/or Subscription Rights Agreement will be as expressly contemplated in the prospectus supplement relating thereto.

We have further assumed that each Opinion Document will be governed by and construed in accordance with the laws of the State of New York.

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With respect to each Opinion Document and other instrument or agreement referred to in or otherwise relevant to the opinions set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinions set forth herein, that (i) each party to such Instrument (if not a natural person) was duly organized or formed, as the case may be, and at all relevant times was, is and will be validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and at all relevant times had, has and will have full right, power and authority to execute, deliver and perform its obligations under such Instrument; (ii) such Instrument has been duly authorized, executed and delivered by each party thereto; and (iii) such Instrument at all relevant times was, is and will be a valid, binding and enforceable agreement or obligation, as the case may be, of, each party thereto; provided, that we make no assumption in clause (iii) insofar as such assumption relates to the Company and is expressly covered by our opinions set forth herein.

This opinion letter is limited to the DGCL and the laws of the State of New York (excluding the securities laws of the State of New York). We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP